PRICING SUPPLEMENT NO. 103 (revised)                            Rule 424(b)(3)
DATED: May 29, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000  Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 06/26/98  Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 06/26/2013      CUSIP#: 073928 CP 6

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                       Optional          Optional
                      Redemption       Repayment         Repayment
Redeemable On         Price(s)         Date(s)           Price(s)
-------------         -----------      ----------        ----------

*                     N/A              N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.75%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate:

[_]         Commercial Paper Rate          Minimum Interest Rate:

[_]         Federal Funds Rate             Interest Reset Date(s):

[_]         Treasury Rate                  Interest Reset Period:

[_]         LIBOR Reuters                  Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                     Interest Payment Period:

Index Maturity:

Spread (plus or minus):
--------------------------


* Commencing June 26, 2000 and on semi-annual dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Semi-annually on the 26th, commencing 12/26/98


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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